UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2011

American Realty Capital New York Recovery REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-163069	27-1065431
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)
Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

Item 2.01. Completion of Acquisition or Disposition of Assets.

We previously filed a Current Report on Form 8-K on July 5, 2011 (the “Form 8-K”) reporting our acquisition of a fee-simple interest in a parking garage commercial condominium located on 33 West 56th Street in the Midtown neighborhood of Manhattan, New York at the base of the newly developed, luxury Centurion Condominium (the “Regal Parking Garage”).  We hereby amend the Form 8-K to provide the financial information related to our acquisitions required by Item 9.01.

In evaluating the Regal Parking Garage as a potential acquisition and determining the appropriate amount of consideration to be paid for the Regal Parking Garage, we have considered a variety of factors, including the location of the Regal Parking Garage, demographics, credit quality of the tenant, duration of the in-place lease, strong occupancy and the fact that the overall rental rates are comparable to market rates.

We believe that the Regal Parking Garage is well located, has acceptable roadway access and is well maintained. The Regal Parking Garage is subject to competition from similar properties within their respective market areas, and the economic performance of the Regal Parking Garage could be affected by changes in local economic conditions. We did not consider any other factors material or relevant to the decision to acquire the Regal Parking Garage.

Item 9.01. Financial Statements and Exhibits.	Page

(a) Financial statements of businesses acquired.

Regal Parking Garage Historical Summary:
Report of Independent Registered Public Accounting Firm	3
Statements of Revenues and Certain Expenses for the year ended December 31, 2010 and the three months ended March 31, 2011	4
Notes to Statement of Revenues and Certain Expenses	5

(b) Unaudited Pro forma Consolidated Information:
Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2011	7
Notes to Unaudited Pro Forma Consolidated Balance Sheet	8
Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2010 and the three months ended March 31, 2011	9
Notes to Unaudited Pro Forma Consolidated Statements of Operations	11

(d) Exhibits

Exhibit No.	Description
23.1	Consent of Grant Thornton LLP

Report of Independent Registered Public Accounting Firm

Stockholders and Board of Directors
American Realty Capital New York Recovery REIT, Inc.

We have audited the accompanying statement of revenues and certain expenses (the “Historical Summary”) of the Regal Parking Garage Property (the “Property”) for the year ended December 31, 2010. This Historical Summary is the responsibility of American Realty Capital New York Recovery REIT, Inc.’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. The Property is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission and for inclusion in a Form 8-K, of American Realty Capital New York Recovery REIT, Inc., as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain expenses as described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

July 20, 2011

REGAL PARKING GARAGE

STATEMENTS OF REVENUES AND CERTAIN EXPENSES

	Three Months Ended March 31, 2011	Year Ended December 31, 2010
	(Unaudited)
Revenues:
Rental income	$99,837	$399,347
Operating expense reimbursement	20,248	63,921
Total revenues	120,085	463,268

Certain expenses:
Real estate taxes	16,440	34,879
Condominium association fees	4,452	30,408
Total expenses	20,892	65,287

Revenue in excess of certain expenses	$99,193	$397,981

The accompanying notes are an integral part of these Statements of Revenues and Certain Expenses.

REGAL PARKING GARAGE

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts for the three months ended March 31, 2011 are unaudited)

1.	Background and Basis of Presentation

The accompanying Statements of Revenues and Certain Expenses include the operation of a parking garage commercial condominium located on 33 West 56th Street in the Midtown neighborhood of Manhattan, New York at the base of the newly developed, luxury Centurion Condominium (the “Regal Parking Garage”) for the year ended December 31, 2010 and the three months ended March 31, 2011 (unaudited). The Regal Parking Garage was acquired by American Realty Capital New York Recovery REIT, Inc. (the “Company”) from an unaffiliated third party on June 30, 2011, for $5.4 million. The property contains 12,856 square feet of gross leasable area encompassing 76 parking spaces. The property is 100% leased to Regal Car Park, LLC, a parking management company specializing in New York City.

In accordance with the terms of the lease, the tenant is required to pay for maintenance, utilities and insurance for the leased space. In addition the lease requires that the tenant reimburse the lessor for real estate taxes on the properties and its share of condominium association fees.  The Company is responsible for maintaining the roof and structure of the building.

The accompanying Statements of Revenues and Certain Expenses (“Historical Summary”) has been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the “SEC”), which requires that certain information with respect to real estate operations be included with certain SEC filings. An audited statement of revenues and certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors:  (a) the property was acquired from an unaffiliated party and (b) based on due diligence of the property by the Company, management is not aware of any material factors relating to the property that would cause this financial information not to be indicative of future operating results.

2.	Summary of Significant Accounting Policies

Revenue Recognition

Under the terms of the lease, the tenant pays monthly rent reimbursement to the property's owner for certain expenses. Reimbursements from the tenant are recognized as revenue in the period the applicable expenses are incurred. Rental income includes the effect of amortizing the aggregate minimum lease payments over the term of the lease, which amounted to an increase to rental income of approximately $64,000 over the rent payments received in cash for the year ended December 31, 2010 and approximately $16,000 over the rent payments received in cash for the three months ended March 31, 2011.

Use of Estimates

The preparation of the Historical Summary is in conformity with accounting principles generally accepted in the United States of America which requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates used in the preparation of the Historical Summary.

3.	Future Minimum Lease Payments

At March 31, 2011, the property was 100% leased to a tenant under a non-cancelable operating lease with a remaining lease term of 23 years. Future minimum lease payments are as follows:

April 1, 2011 to December 31, 2011	$255,438
2012	345,050
2013	349,363
2014	355,401
2015	359,844
2016 and thereafter	7,762,840
Total	$9,427,936

4.	Subsequent Events

The Company has evaluated subsequent events through July 20, 2011, the date which these financial statements have been issued and have determined that there have not been any events that have occurred that would require adjustments to the disclosures in the audited financial statements.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2011

The following unaudited pro forma Consolidated Balance Sheet is presented as if American Realty Capital New York Recovery REIT, Inc. (“the Company”) had purchased the Regal Parking Garage as of March 31, 2011. This financial statement should be read in conjunction with the unaudited pro forma Consolidated Statement of Operations and the Company’s historical financial statements and notes thereto in the Company’s March 31, 2011 Form 10-Q. The pro forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired the properties as of March 31, 2011, nor does it purport to present the future financial position of the Company.

(In thousands)	American Realty Capital New York Recovery REIT, Inc. (1)	Regal Parking Garage (2)(3)	Pro Forma American Realty Capital New York Recovery REIT, Inc.
Assets
Real estate investments, at cost:
Land	$11,243	$-	$11,243
Buildings, fixtures and improvements	50,080	4,637	54,717
Acquired intangible lease assets	6,321	763	7,084
Total real estate investments, at cost	67,644	5,400	73,044
Less: accumulated depreciation and amortization	(1,930)	-	(1,930)
Total real estate investments, net	65,714	5,400	71,114
Cash and cash equivalents	3,232	-	3,232
Restricted cash	999	38	1,037
Due from affiliates	37	-	37
Prepaid expenses and other assets	1,010	-	1,010
Deferred financing costs, net	1,168	90	1,258
Total assets	$72,160	$5,528	$77,688

Liabilities and Equity
Mortgage notes payable	$35,312	$3,000	$38,312
Notes payable	5,933	-	5,933
Accounts payable and accrued expenses	1,225	-	1,225
Below market lease liability	2,396	-	2,396
Deferred rent and other liabilities	269	-	269
Distributions payable	159	-	159
Total liabilities	45,294	3,000	48,294

Preferred stock	-	-	-
Convertible preferred stock	20	-	20
Common stock	9	3	12
Additional paid in capital	17,471	2,525	19,996
Accumulated deficit	(3,348)	-	(3,348)
Total equity	14,152	2,528	16,680
Non-controlling interests	12,714	-	12,714
Total equity	26,866	2,528	29,394
Total liabilities and equity	$72,160	$5,528	$77,688

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2011:

(1)	Reflects the Company’s historical unaudited Balance Sheet as of March 31, 2011, as previously filed.

(2)	Reflects the acquisition of the Regal Parking Garage. The consideration paid was $5.4 million which was funded through a combination of funds raised through common stock and a first mortgage note.

(3)
Upon acquisition the Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, building and fixtures on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Identifiable intangible assets include amounts allocated to the value of in-place leases.

Amounts allocated to land, land improvements, buildings and fixtures are based on cost segregation studies performed by independent third-parties or the Company’s analysis of comparable properties. Depreciation is computed using the straight-line method over the estimated lives of fifteen years for land improvements, forty years for buildings and generally five years for fixtures.

The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered in the analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which is estimated to be 12 months. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized.  The value of in-place lease is amortized to expense over the initial term of the respective lease, which is approximately 23 years. If a tenant terminates its lease, the unamortized portion of the in-place lease value intangibles is charged to expense.

In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also considers information obtained about each property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed, as applicable. The allocations presented in the accompanying unaudited pro forma consolidated balance sheet are substantially complete; however, there are certain items that will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2010 AND THE THREE MONTHS ENDED MARCH 31, 2011

The following unaudited pro forma Consolidated Statements of Operations for the year ended December 31, 2010 and the three months ended March 31, 2011, are presented as if American Realty Capital New York Recovery REIT, Inc. (“the Company”) had acquired the Regal Parking Garage as of the beginning of each period presented. This financial statement should be read in conjunction with the unaudited pro forma Consolidated Balance Sheet and the Company’s historical financial statements and notes thereto included in the Company’s March 31, 2011 Form 10-Q. The pro forma Consolidated Statements of Operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had the Company acquired the property at the beginning of each period presented, nor does it purport to present the future results of operations of the Company.

Unaudited Pro forma Consolidated Statement of Operations for the year ended December 31, 2010 (in thousands):

	American Realty Capital New York Recovery REIT, Inc. (1)	Regal Parking Garage (2)	Pro Forma Adjustments Regal Parking Garage		Pro Forma American Realty Capital New York Recovery REIT, Inc.

Revenues:
Total revenues	$2,087	$399	$6	(3)	$2,492
Operating expense reimbursement	290	64	-		354
Total revenues	2,377	463	6		2,846

Expenses:
Property operating	672	65	-		737
Acquisition and transaction related	1,424	-	-		1,424
General and administrative	43	-	-		43
Depreciation and amortization	1,040	-	190	(4)	1,230
Total operating expenses	3,179	65	190		3,434
Operating income (loss)	(802)	398	(184)		(588)

Other income (expense)
Interest expense	(1,070)	-	(151	)(5)	(1,221)
Interest income	1	-	-		1
Total other income (expense)	(1,069)	-	(151)		(1,220)

Net income (loss)	(1,871)	398	(335)		(1,808)

Net loss attributable to non-controlling interests	109	-	-		109

Net income (loss) to stockholders	$(1,762)	$398	$(335)		$(1,699)

Unaudited Pro forma Consolidated Statement of Operations for the three months ended March 31, 2011 (in thousands):

	American Realty Capital New York Recovery REIT, Inc. (1)	Regal Parking Garage (2)	Pro Forma Adjustments Regal Parking Garage		Pro Forma American Realty Capital New York Recovery REIT, Inc.

Revenues:
Total revenues	$1,550	$100	$1	(3)	$1,651
Operating expense reimbursement	140	20	-		160
Total revenues	1,690	120	1		1,811

Expenses:
Property operating	402	21	-		423
General and administrative	38	-	-		38
Depreciation and amortization	883	-	47	(4)	930
Total operating expenses	1,323	21	47		1,391
Operating income (loss)	367	99	(46)		420

Interest expense	(660)	-	(37	)(5)	(697)

Net income (loss)	(293)	99	(83)		(277)

Net loss attributable to non-controlling interests	(48)	-	-		(48)

Net income (loss) to stockholders	$(341)	$99	$(83)		$(325)

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2010 and the three months ended March 31, 2011:

(1)	Reflects the Company’s historical operations for the period indicated as previously filed.

(2)	Reflects the operations of the Regal Parking Garage for the period indicated.

(3)	Represents adjustment to straight-line rent for lease terms as of the acquisition date.

(4)
Represents the depreciation and amortization of real estate investments and intangible lease assets had the property been acquired at the beginning of the period.  Depreciation is computed using the straight-line method over the estimated lives of forty years for buildings and five years for fixtures.  The value of in-place lease is amortized to expense over the initial term of the respective lease, which is approximately 23 years.

(5)
Represents interest expense that would have been recorded on debt incurred in connection with the acquisition had the property been acquired at the beginning of the period. The Company financed a portion of the acquisition with a first mortgage non-recourse loan in the amount of $3.0 million at an annual fixed interest rate of 4.39%.

Note: Pro forma adjustments exclude one-time acquisition costs of approximately $216,000 representing mainly acquisition fees to the advisor, legal fees and deed transfer fees for the acquisition of the Regal Parking Garage.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

Date: July 20, 2011	By:	/s/ Brian S. Block
Brian S. Block
Executive Vice President and Chief Financial Officer